   As filed with the Securities and Exchange Commission on November 13, 2000.
                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                           WHITNEY HOLDING CORPORATION
             (Exact name of registrant as specified in its charter)

                                ----------------

         LOUISIANA                                            72-6017893
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                             Identification No.)


                                ----------------

                             228 St. Charles Avenue
                          New Orleans, Louisiana 70130
                                 (504) 586-7117
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)

                Joseph S. Schwertz, Jr., Esq.
                     Corporate Secretary                                     Copies to:
                 Whitney Holding Corporation                        Patrick J. Butler, Jr., Esq.
               228 St. Charles Ave. - Room 626                         Phelps Dunbar, L.L.P.
                   New Orleans, LA  70130                           365 Canal Street, Suite 2000
                       (504) 586-3474                                  New Orleans, LA 70112
          (Name, address, including zip code, and
telephone number, including area code, of agent for service)

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
    From time to time after the effective date of the Registration Statement

                                ----------------

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                              CALCULATION OF REGISTRATION FEE
==============================================================================================================================
                                                                    PROPOSED                PROPOSED
                                           AMOUNT                    MAXIMUM                 MAXIMUM                 AMOUNT OF
       TITLE OF EACH CLASS OF               TO BE                OFFERING PRICE             AGGREGATE              REGISTRATION
     SECURITIES TO BE REGISTERED         REGISTERED (1)             PER SHARE (2)        OFFERING PRICE (2)            FEE
     ---------------------------         --------------          ----------------        ------------------        ------------
Common Stock, no par value                 647,262                   $37.00                $23,948,694                $6,323
==============================================================================================================================

(1) In the event of a stock split, stock dividend or similar transaction involving Common Stock of the Company, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on the average of the high and low prices per share on November 9, 2000 of Whitney Holding Corporation common stock, no par value, as reported on the Nasdaq Stock Market.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                ----------------

================================================================================

                           WHITNEY HOLDING CORPORATION
                             228 ST. CHARLES AVENUE
                          NEW ORLEANS, LOUISIANA 70130


              -----------------------------------------------------



                           WHITNEY HOLDING CORPORATION

                                 647,262 SHARES

                                  COMMON STOCK
                                 (NO PAR VALUE)


              -----------------------------------------------------



         This prospectus covers the sale of up to 647,262 shares of common stock of Whitney Holding Corporation that may be offered by or for the account of certain selling shareholders. We will not receive any part of the proceeds from the sale and will bear all expenses and fees of registration of the shares.

         Our common stock is traded on the Nasdaq Stock Market under the symbol "WTNY." The closing sale price of the common stock reported by the Nasdaq Stock Market on November 9, 2000 was $37.375 per share.

         This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.


              -----------------------------------------------------


         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


              -----------------------------------------------------


                The date of this prospectus is November 13, 2000.


              -----------------------------------------------------

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
About Whitney Holding Corporation...........................................-1-

Where You Can Find More Information.........................................-1-

Disclosure Regarding Forward-looking Statements.............................-2-

Selling Shareholders........................................................-3-

Plan of Distribution........................................................-5-

Legal Matters...............................................................-6-

Experts  ...................................................................-6-

                        ABOUT WHITNEY HOLDING CORPORATION


         Whitney Holding Corporation is a Louisiana corporation registered under the Bank Holding Company Act of 1956, as amended. As of September 30, 2000, Whitney had total consolidated assets of approximately $6.0 billion, deposits of approximately $4.6 billion and stockholders' equity of approximately $587 million.

         Whitney's principal banking subsidiary is Whitney National Bank. Whitney National Bank is a national banking association headquartered in New Orleans, Louisiana. It has been engaged in the general banking business in south Louisiana since 1883. Whitney currently provides banking services through over 120 banking locations in the five-state Gulf Coast Region. These locations stretch from Houston, Texas; across southern Louisiana and the coastal region of Mississippi; through central and south Alabama; and into the Florida panhandle. Whitney National Bank also has a foreign branch on Grand Cayman in the British West Indies.

         Whitney's principal executive offices are located at:

                  228 St. Charles Avenue
                  New Orleans, Louisiana 70130
                  Telephone: (504) 586-7117

         For additional information about Whitney's business and financial condition, please refer to the section titled "Where You Can Find More Information" and the documents described in that section.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Reports, proxy and information statements and other information concerning us can also be inspected at the offices of the National Association of Securities Dealers, 1735 K. Street, N.W., Washington, D.C. 20006.

         The SEC allows us to "incorporate by reference" the information in documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the selling shareholders sell all of the shares covered by this prospectus.

         o Annual Report on Form 10-K for the year ended December 31, 1999;

         o Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2000;

         o the description of Whitney common stock set forth in Whitney's registration statement under the Securities Exchange Act of 1934, as updated and modified in its entirety by Whitney's Current Report on Form 8-K filed with the SEC on January 19, 1996.

         You may request a copy of these filings at no cost, by writing, telephoning or e-mailing us at the following address:

                           Investor Relations
                           Whitney Holding Corporation
                           228 St. Charles Avenue
                           New Orleans, Louisiana 70130
                           Telephone: (504) 586-3627
                           E-mail: investor.relations@whitneybank.com

         You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. The selling shareholders will not make an offer of the shares in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of the applicable document.

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, which we make in good faith, are based on numerous assumptions, certain of which may be referred to specifically in connection with our forward-looking statements. Some of the more important assumptions include:

         o expectations about overall economic strength and the performance of the economies in our market area,

         o expectations about the movement of interest rates, including actions that may be taken by the Federal Reserve Board in response to changing economic conditions,

         o reliance on existing or anticipated changes in laws and regulations affecting the activities of the banking industry and other financial service providers; and

         o expectations regarding the nature and level of competition, changes in consumer behavior and preferences, and our ability to execute our plans to respond effectively.

         We do not know whether future conditions and events will confirm these or any of our other assumptions. As a result, there is a risk that our future results will differ materially from what is stated in or implied by our forward-looking statements.

         We have made and will make forward-looking statements in our written documents and oral presentations. These statements are based on management's beliefs as well as assumptions made by and information currently available to management. Our use, in documents or oral presentations, of the words "anticipate," "estimate," "expect," "objective," "projection," "forecast," "goal" and similar expressions will often, but not always, identify forward-looking statements.

         We undertake no obligation to update or revise any forward-looking statements, whether as a result of differences in actual results, changes in assumptions or changes in other factors affecting such statements.

                              SELLING SHAREHOLDERS

         This prospectus is part of a registration statement that we filed with the SEC registering 647,262 shares of Whitney common stock for resale by the selling shareholders named below. In accordance with Rule 416(a) of the Securities Act of 1933, this prospectus will also cover any additional shares that may be issued to the selling shareholders as a result of any stock split or stock dividend. Kevin J. Schexnayder, one of the selling shareholders, is a director and officer of First National Bank of Gonzales. Whitney currently owns approximately 99% of the outstanding common stock of First National Bank of Gonzales. Whitney and First National Bank of Gonzales have agreed to merge First National Bank of Gonzales into Whitney National Bank. Upon completion of that merger, Mr. Schexnayder will serve as an officer of Whitney National Bank but will not be a director of Whitney or any of its affiliates.

         The following table lists the selling shareholders, the number and percentage of shares they beneficially own as of November 3, 2000 and the number of shares that they may sell upon registration. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.

                                            Beneficial Ownership
                                              Prior to Offering                                        Beneficial Ownership
                                            --------------------        Number of Shares                 After Offering(1)
                                                                         that may be                   --------------------
                                        Number of                      offered pursuant to       Number of
         Name                             Shares           Percentage  this Prospectus(1)          Shares              Percentage
         ----                          -----------         ----------  ------------------        ----------            ----------
Albert Banker, Sr.                         511                  *              511                    0                    --
913 S. Burnside Street
Gonzales, LA 70737

Coy Casso                               45,462                  *           45,462                    0                    --
4180 Jefferson Woods
Baton Rouge, LA 70809

John Grady Melancon                    505,011(2)            2.16%         503,836                  152                     *
10410 Hwy. 22
St. Amant, LA 70774

Pegram J. Mire, Sr.                      2,456                  *            2,456                    0                    --
105 N. Irma Ave.
Gonzales, LA 70737

James Nelson                             6,345                  *            6,345                    0                    --
605 E. Cornerview Rd.
Gonzales, LA 70737

Gerald Nicky Prejean                    55,267                  *           55,267                    0                    --
45304 Butch Gore Rd.
St. Amant, LA 70774

Kevin J. Schexnayder                    32,362                  *           32,362                    0                    --
34539 Cotton Drive
Donaldsonville, LA 70346

Jeffrey Melancon                         1,023(3)               *            1,023                    0                    --
44352 Kaytain Crossing
Sorrento, LA 70778
                              Total:   647,414(4)            2.77%         647,262                  152                     *

----------------------------------------

(1)  Assumes the sale of all shares offered by this prospectus.

(2) Includes 152 shares owned of record by Sorrento Lumber Company, Inc., of which Mr. Melancon is a shareholder, and 1,023 shares owned of record by Jeffrey Melancon, Mr. Melancon's son.

(3)  John Grady Melancon is Jeffrey Melancon's father. See footnote 2.

(4) Includes 152 shares owned of record by Sorrento Lumber Company, Inc. See footnote 2.

*    Indicates less than 1.0%

                              PLAN OF DISTRIBUTION

         We are registering the shares on behalf of the selling shareholders. All of the shares offered by the selling shareholders were acquired in connection with the merger of First Ascension Bancorp, Inc. into Whitney. In connection with the merger, Whitney agreed to register the shares of Whitney common stock that the selling shareholders received in that transaction.

         As used in this prospectus, the term "selling shareholders" includes donees and pledgees selling shares received from a named selling shareholder after the date of this prospectus. The selling shareholders will offer and sell the shares to which this prospectus relates for their own accounts. We will not receive any proceeds from the sale of the shares. We will bear all fees and expenses in connection with the registration of the shares. The selling shareholders will bear any fees and expenses of any attorneys or other advisors retained by the selling shareholders in connection with the registration.

         The selling shareholders may offer and sell the shares from time to time in one or more types of the following transactions at prevailing market prices or at negotiated prices that may be lower than market prices:

     o    block transactions

     o    on the Nasdaq Stock Market

     o directly with market makers or in privately negotiated transactions o through put or call option transactions

     o    through short sales or hedging transactions, or

     o    a combination of these methods of sale.

Sales may be made to or through brokers or dealers who may receive compensation in the form of fees, discounts, concessions or commissions from the selling shareholders or the purchasers of the shares. As of the date of this prospectus, we are not aware of any agreement, arrangement or understanding between any broker or dealer and the selling shareholders regarding the sale of their shares. In addition, we are not aware of any underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling shareholders. We cannot assure you that the selling shareholders will sell any or all of the shares that they offer.

         The selling shareholders and any brokers or dealers who participate in the sale of the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, and any commissions received by them and any profits realized by them on the resale of shares may be deemed to be underwriting discounts or commissions under the Securities Act. Because the selling shareholders may be deemed to be "underwriters" within the meaning of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling shareholders that their sales in the market must comply with the requirements of the rules and regulations of the Securities Act and the Securities Exchange Act of 1934, as amended.

         Upon notification to us by a selling shareholder that any material arrangement has been entered into with a broker or dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

          (i) the name of each such selling shareholder and of the participating brokers or dealers,

          (ii) the number of shares involved,

          (iii) the price at which such shares were sold,

          (iv) the commissions paid or discounts or concessions allowed to such brokers or dealers, where applicable,

          (v) that such brokers or dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and

          (vi) other facts material to the transaction.

         The selling shareholders may agree to indemnify any broker-dealer against liabilities arising in connection with the sale of the shares. We have agreed to indemnify the selling shareholders against certain liabilities arising in connection with this offering, including liabilities under the Securities Act, or to contribute to payments that the selling shareholders may be required to make in that respect. The selling shareholders have agreed to indemnify us or contribute to certain payments we may be required to make against certain liabilities arising in connection with this offering.

                                  LEGAL MATTERS

         The validity of the shares offered in this prospectus has been passed upon by Phelps Dunbar, L.L.P., New Orleans, Louisiana.

                                     EXPERTS

         The consolidated financial statements of Whitney and its subsidiaries as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and have been incorporated by reference herein in reliance upon the authority of Arthur Andersen LLP as experts in accounting and auditing in giving such report.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         Securities and Exchange Commission registration fee............ $  6,323
         Printing fees and expenses..................................... $    400
         Legal fees and expenses payable by Whitney..................... $  5,000
         Legal fees and expenses payable by the selling shareholders.....$  5,000
         Accounting fees and expenses................................... $  5,000
                  Total................................................. $ 21,723

         All fees and expenses other than SEC registration fees are estimated. Whitney will pay all expenses listed above other than the legal fees of the selling shareholders.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 83 of the Louisiana Business Corporation Law ("LBCL") provides in part that a corporation may indemnify any director, officer, employee or agent of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding to which he is or was a party or is threatened to be made a party (including any action by or in the right of the corporation), if such action arises out of his acts on behalf of the corporation and he acted in good faith and in a manner he reasonably believed to be in, or not opposed, to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         The indemnification provisions of the LBCL are not exclusive; however, no corporation may indemnify any person for willful or intentional misconduct. A corporation has the power to obtain and maintain insurance, or to create a form of self-insurance on behalf of any person who is or was acting for the corporation, regardless of whether the corporation has the legal authority to indemnify the insured person against such liability.

         The Articles of Incorporation and By-laws of Whitney Holding Corporation ("Whitney") provide for indemnification for directors, officers, employees and agents or former directors, officers, employees and agents of Whitney to the full extent permitted by Louisiana law.

         Whitney maintains an insurance policy covering the liability of its directors and officers for actions taken in their official capacity.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers and controlling persons of Whitney pursuant to the foregoing provision or otherwise, Whitney has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 16. EXHIBITS.

                  The following Exhibits are filed as part of this registration statement:

                  Exhibit No.       Description

                  4.1 Articles of Incorporation of the Registrant, as amended (filed with the Commission as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 (File No. 0-1026) and incorporated herein by reference).

                  4.2 By-laws of the Registrant as amended through May 24, 2000 (Filed with the Commission as
                                    Exhibit 3.2 to the Registrant's Quarterly
                                    Report on Form 10-Q for the quarter ended
                                    September 30, 2000 (File No. 0-1026) and incorporated herein by reference).

                  5 Opinion of Phelps Dunbar, L.L.P. as to the legality of the securities being registered.

                  23.1              Consent of Arthur Andersen LLP.

                  23.2 Consent of Phelps Dunbar, L.L.P. (included in Exhibit 5 to this registration statement).

                  24 Powers of Attorney of directors of the Registrant (contained on page S-1 of this registration statement).

ITEM 17. UNDERTAKINGS

         The undersigned Registrant hereby undertakes as follows:

         (1) To file, during any period in which offers of shares are being made, a post- effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement related to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on this 9th day of November, 2000.

                                        WHITNEY HOLDING CORPORATION


                                        By:   /s/ William L. Marks
                                              -----------------------
                                               William L. Marks
                                               Chairman of the Board and Chief
                                               Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints R. King Milling and Thomas L. Callicutt, Jr., and each or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


 /s/ William L. Marks                            Chairman of the Board                          November  9, 2000
--------------------------------------       and Chief Executive Officer
      William L. Marks


 /s/ R. King Milling                             Director and President                         November 9, 2000
--------------------------------------
      R. King Milling

 /s/ Thomas L. Callicutt, Jr.                   Executive Vice President and                      November  9, 2000
--------------------------------------             Chief Financial Officer
       Thomas L. Callicutt, Jr.                 (Principal Financial Officer
                                              and Principal Accounting Officer)


/s/ Guy C. Billups, Jr.                                   Director                                November  9, 2000
--------------------------------------
          Guy C. Billups, Jr.


/s/ Harry J. Blumenthal, Jr.                              Director                                November  9, 2000
--------------------------------------
       Harry J. Blumenthal, Jr.


/s/ Joel B. Bullard, Jr.                                  Director                                November  9, 2000
--------------------------------------
         Joel B. Bullard, Jr.

/s/ James M. Cain                                         Director                                November  9, 2000
--------------------------------------
             James M. Cain


/s/ Angus R. Cooper, II                                   Director                                November  9, 2000
--------------------------------------
          Angus R. Cooper, II


                                                          Director                                November       , 2000
--------------------------------------                                                                    -----
         Robert H. Crosby, Jr.


/s/ Richard B. Crowell                                    Director                                November  9, 2000
--------------------------------------
          Richard B. Crowell


/s/ William A. Hines                                      Director                                November  9, 2000
--------------------------------------
           William A. Hines


/s/ John J. Kelly                                         Director                                November  9, 2000
--------------------------------------
             John J. Kelly


/s/ E. James Kock, Jr.                                    Director                                November  9, 2000
--------------------------------------
          E. James Kock, Jr.


/s/ Alfred S. Lippman                                     Director                                November  9, 2000
--------------------------------------
           Alfred S. Lippman

/s/ Eric J. Nickelsen                                     Director                                November  9, 2000
--------------------------------------
           Eric J. Nickelsen


                                                          Director                                November       , 2000
--------------------------------------                                                                     -----
           John G. Phillips


/s/ John K. Roberts, Jr.                                  Director                                November  9, 2000
--------------------------------------
         John K. Roberts, Jr.


/s/ Carroll W. Suggs                                      Director                                November  9, 2000
--------------------------------------
           Carroll W. Suggs

                                  EXHIBIT INDEX

 EXHIBIT
 NUMBER              DESCRIPTION


4.1                 Articles of Incorporation of the Registrant, as amended (filed with the Commission as Exhibit 3.1 to the Registrant's Quarterly
                    Report on Form 10-Q for the quarter ended September 30, 2000
                    (File No. 0-1026) and incorporated herein by reference).

4.2                 By-laws of the Registrant as amended through May 24, 2000
                    (Filed with the Commission as Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 (File No. 0-1026) and incorporated herein by reference).

5 Opinion of Phelps Dunbar, L.L.P. as to the legality of the securities being registered.

23.1                Consent of Arthur Andersen LLP.

23.2                Consent of Phelps Dunbar, L.L.P. (included in Exhibit 5)

24                  Powers of Attorney of directors of the Registrant (contained on page S-1 of this registration statement).